EXHIBIT 32.1

Certification of Chief Executive Officer

and Chief Financial and Accounting Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Ethos Media Network, Inc (f/k/a Eye On Media Network, Inc.), (the “Company”) on Form 10-Q for the period ending February 28, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jack Namer, Chief Executive Officer and Chief Financial and Accounting Officer of the Company, certify, to my knowledge that:

(i).	the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii).	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

It is not intended that this statement be deemed to be filed for purposes of the Security Exchange Act of 1934.

ETHOS MEDIA NETWORK, INC.

Date: April 16, 2018	By:	/s/ Jack Namer
Jack Namer
Chief Executive Officer Chief Financial Officer Chief Accounting Officer